     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2000

                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   -----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------

                                  ROWECOM INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                5961                      04-3370008
(State or other jurisdiction of       (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)         Classification Code Numbers)       Identification No.)

                                15 SOUTHWEST PARK
                               WESTWOOD, MA 02090
                                 (617) 497-5800

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   -----------

                             RICHARD R. ROWE, PH.D.
                        CHAIRMAN OF THE BOARD, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                                  ROWECOM INC.
                                15 Southwest Park
                               Westwood, MA 02090
                                 (617) 497-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   -----------
                                 WITH COPIES TO:

                               BRIAN KEELER, ESQ.
                             JOHAN V. BRIGHAM, ESQ.
                                Bingham Dana LLP
                               150 Federal Street
                                Boston, MA 02110
                                 (617) 951-8000
                                   -----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AS DESCRIBED IN THIS PROSPECTUS AFTER THE EFFECTIVE DATE.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                        CALCULATION OF REGISTRATION FEE
=========================================================================================================================

                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF SECURITIES TO BE          AMOUNT TO BE         OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
             REGISTERED                 REGISTERED(1)          PER SHARE(1)          PRICE(2)         REGISTRATION FEE
 ------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01 per share   3,062,772             $18.03            $55,221,779,16       $14,578.55
  ------------------------------------------------------------------------------------------------------------------------


(1) Shares of common stock that may be offered pursuant to this Registration Statement consist of 1,219,386 shares issuable upon conversion of the notes and 224,000 shares issuable upon exercise of the warrants.
     For the purposes of estimating the number of shares of common stock to be included in this registration statement, the Registrant included
     (i) 2,438,772 shares, representing 200% of the number of shares of common stock issuable upon the conversion of the notes, determined as if the notes were converted in full at the conversion price of $16.8196 as of March 15, 2000; plus (ii) 224,000 shares, representing 100% of the number of common stock issuable upon exercise of the warrants (without regard to any limitations on exercise).

(2) Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(c), based on the purchase price of $18.03 per share, which is the average of high and low prices reported in the consolidated reporting system of the Nasdaq National Market on March 15, 2000. It is not known how many shares will be purchased under this Registration Statement or at what price such shares will be purchased.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY IN ANY STATE IN WHICH AN OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

                   Subject to Completion, dated March 16, 2000

                                     [LOGO]

                                  ROWECOM INC.
                                  COMMON STOCK

This prospectus relates to 3,062,772 shares of common stock of RoweCom Inc. which may be sold from time to time by the selling securityholders, listed elsewhere in this prospectus, or their transferees, pledgees, donees or successors.

The shares are being registered to permit the selling securityholders to sell the shares from time to time in the public market. The selling securityholders may sell the common stock through ordinary brokerage transactions, directly to market makers of our shares, or through any other means described in the section entitled "Plan of Distribution." We cannot assure you that the selling securityholders will sell all or any portion of the common stock offered hereby.

The selling securityholders are selling these shares for their own accounts. Except for payment of the exercise price of the warrants, we will not receive any of the proceeds from the sale of these shares, although we have paid the expenses of preparing this prospectus and the related registration statement.

     Our common stock is traded on the Nasdaq National Market under the symbol "ROWE."

     On March 15, 2000, the last reported sale price of our stock was $17.875 per share.
                        -----------------------------------
              INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE
                    OF RISK. SEE "RISK FACTORS," BEGINNING ON
                                   PAGE 7.
                        ------------------------------------
         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is __________,2000.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION IS NOT PERMITTED. NO SALE MADE PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS.
                                             -----------

         ROWECOM(R) AND THE ROWECOM LOGOS ARE REGISTERED TRADEMARKS OF ROWECOM. KSTORE(TM) AND KLIBRARY(TM) ARE TRADEMARKS/SERVICE MARKS OF ROWECOM.


                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.............................................
THE COMPANY.....................................................................
RISK FACTORS....................................................................
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...............................
USE OF PROCEEDS.................................................................
SELLING SECURITYHOLDERS.........................................................
PLAN OF DISTRIBUTION............................................................
DESCRIPTION OF SECURITIES.......................................................
EXPERTS.........................................................................
LEGAL MATTERS...................................................................
DOCUMENTS INCORPORATED BY REFERENCE.............................................

         IN THIS PROSPECTUS, THE WORDS "WE," "OUR," AND "US" REFER ONLY TO ROWECOM INC. AND NOT TO THE SELLING SECURITYHOLDERS OR ANY OTHER PERSON.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-3, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules thereto. For further information with respect to RoweCom and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by exhibit to which the reference relates.

Copies of the registration statement, including the exhibits and schedules thereto, and the quarterly and other reports and proxy statements we file with the Securities and Exchange Commission may be examined without charge at the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W. Room 1024, Washington, DC 20549, and the Securities and Exchange Commission's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, IL 60601, and 7 World Trade Center, 13th Floor, New York, NY 10048. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you on the Securities and Exchange Commission's Web site (http://www.sec.gov).

You can obtain documents incorporated by reference in this prospectus without charge by requesting them in writing or by telephone from us at the following addresses and telephone numbers:

       RoweCom Inc.
       15 Southwest Park
       Westwood, MA 02090
       Attention: Investor Relations
       Telephone: (617) 497-5800

                                   THE COMPANY

We are the leading business-to-business provider of e-commerce solutions for purchasing and managing the acquisition of magazines, newspapers, journals and e-journals, books and other printed sources of commercial, scientific and general interest information and analysis. We refer to these products as "knowledge resources." We offer our clients and their employees easy and convenient access to the largest catalog of knowledge resources on the Internet. We also provide businesses with a highly effective means of managing and controlling purchases of knowledge resources and reducing costs. We target clients in knowledge-intense industries, such as business and financial services; biomedical; academic and the federal government; and corporate and professional services. We are headquartered in Westwood, Massachusetts, and have several offices in North America, Spain, France, the United Kingdom and Australia.

We were organized as a Delaware corporation in April 1997 as the eventual successor to a corporation that commenced operations in 1994. Our World Wide Web site address is www.rowe.com. The information on our Web site is not incorporated by reference into this prospectus. Our principal executive offices are located at 15 Southwest Park, Westwood, Massachusetts, 02090, and our telephone number if (617) 497-5800.

                                  RISK FACTORS

YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS, ALONG WITH THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WHICH MAY AFFECT ROWECOM. ADDITIONAL RISKS AND UNCERTAINTIES MAY ALSO ADVERSELY AFFECT OUR BUSINESS AND OPERATIONS. IF ANY OF THE FOLLOWING EVENTS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WOULD LIKELY SUFFER, POSSIBLY MATERIALLY.

WE HAVE A LIMITED OPERATING HISTORY AND ARE SUBJECT TO THE RISKS OF START-UP COMPANIES.

We began operations in 1994, did not generate significant revenues until March 1996 and began offering the kStore, our flagship product, in June 1997. Consequently, we have a limited operating history and our prospects are subject to the risks and uncertainties frequently encountered by start-up companies, particularly in the new and rapidly evolving markets for Internet products and services. These risks include:

     - the failure to maintain our leadership position through enhancement of our services and catalog of magazines, newspapers, journals and e-journals, books and other knowledge resources;

     -    the failure to significantly and rapidly increase our client base;

     - the development by competitors of services similar or superior to the services we offer;

     -    the failure to increase penetration of our existing client base;

     - the failure of businesses to widely adopt intranets and the Internet as means for purchasing subscriptions and books; and

     - the inability to identify, attract, retain and motivate qualified personnel.

We may not be successful in addressing these risks and our failure to do so could have a material adverse effect on our future results of operations and financial condition.

WE HAVE A HISTORY OF LOSSES AND WILL PROBABLY CONTINUE TO INCUR NET LOSSES.

We have not achieved profitability on a quarterly or annual basis to date and anticipate that we will continue to incur net losses for at least the near to medium term. At December 31, 1999, we had an accumulated deficit of $29.3 million. Although we have experienced revenue growth in recent periods, including through the completion of acquisitions, our revenues may not continue at their current level or increase in the future. We establish our expenditure levels for product development, sales and marketing and other operating expenses based, in large part, on expected future revenues. We currently expect to increase our operating expenses significantly in connection with expansion of our sales and marketing operations and continued development of our services and catalog. To the extent that these expenses are not promptly followed by increased revenues, our future results of operations and financial condition could be materially and adversely affected.

OUR QUARTERLY REVENUES ARE LIKELY TO FLUCTUATE, WHICH MAY HAVE AN IMPACT ON OUR STOCK PRICE.

Our quarterly revenues, expenses and operating results have varied significantly in the past and are likely to vary significantly from quarter to quarter in the future. As a result, our operating results may fall below market analysts' expectations in some future quarters, which could have a material adverse effect on the market price of our stock. Delays in client orders can cause our revenues and results of operations to significantly fluctuate from period to period. Quarterly fluctuations may also result from factors such as:

     -    our ability to enhance our relationships with existing clients;

     -    obtaining new accounts;

     -    changes in our operating expenses;

     -    changes in the mix of knowledge resources sold;

     -    increased competition; and

     -    general economic factors.

Based upon all of these factors, we believe that quarterly revenues, expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of results of operations are not necessarily meaningful and that, as a result, such comparisons should not be relied upon as indications of future performance.

OUR GROWTH IN REVENUE IS NOT A RELIABLE INDICATOR OF OUR PROSPECTS.

Our extremely limited operating history and the uncertain nature of the markets in which we compete make the prediction of future results of operations difficult or impossible. Therefore, our recent revenue growth should not be taken as indicative of the rate of revenue growth, if any, that can be expected in the future. We believe that period-to-period comparisons of our results should not be relied upon as an indication of future performance.

WE CURRENTLY RECEIVE SUBSTANTIALLY ALL OF OUR REVENUES FROM A SINGLE PRODUCT.

We currently derive substantially all of our revenues from the sale of knowledge resources, which we sell principally through our kStore. Currently, some of the companies we have acquired do not yet have a comparable product to the kStore, however, they are no less dependent upon the sale of knowledge resources for their revenues. Any decline in demand for knowledge resources, an inability to integrate the kStore sales model into the companies we have recently acquired to efficiently sell knowledge resources, or an inability of the kStore to penetrate new markets as a result of competition, technological change or other factors would have a material adverse effect on our future results of operations and financial condition.

WE DEPEND IN PART ON UNPROVEN STRATEGIC ALLIANCES FOR GROWTH.

We have recently entered into several other important strategic alliances and our prospects depend significantly upon the development of these relationships. If these and any future strategic relationships into which we are able to enter do not generate significant levels of revenue, or are terminated or expire, our ability to become profitable could be adversely affected to a material extent. We intend to continue to actively seek strategic partners and are relying on such partnerships to generate a significant portion of RoweCom's growth in the medium term. RoweCom's strategic relationships, many of which have not yet generated significant amounts of revenue, are as yet unproven.

If our marketing and content arrangements with our strategic partners were lessened, curtailed, or otherwise modified, we might not be able to replace or supplement such marketing efforts or the content provided by such partners alone or with other companies. If these partners, which do not currently compete with us, were to reduce their joint marketing activities with us, further develop and market their own business-to-business service for purchasing and managing the acquisition of subscriptions and books, or market such services developed by a competitor, our business, results of operations and financial condition would be materially and adversely affected.

FUTURE ACQUISITIONS COULD HARM OUR BUSINESS.

We evaluate potential acquisitions on an ongoing basis. Acquisitions pose many risks, including that:

     - we may not be able to compete successfully for available acquisition candidates, complete future acquisitions or accurately estimate the financial effect on our company of any businesses we acquire;

     - future acquisitions may require us to spend significant cash amounts or may decrease our operating income;

     - we may have trouble integrating the acquired business and retaining personnel;

     - acquisitions may disrupt our business and distract our management from other responsibilities; and

     - to the extent that any of the companies which we acquire fail, our business could be harmed.

WE MAY HAVE DIFFICULTY IN MANAGING GROWTH.

Our business has grown rapidly in the last five years and must continue to do so in order for us to become profitable. Total revenues have increased from $324,000 in 1995 to $307.6 million in 1999. The number of our employees has grown from nine at December 31, 1995 to 705 at December 31, 1999, and the scope of our operating and financial systems has expanded significantly. This recent rapid growth has placed and, if sustained, will continue to place, a significant strain on our management and operations. Accordingly, our future operating results will depend on the ability of our officers and other key employees to continue to implement and improve our operational, client support and financial control systems, and effectively expand, train and manage our employee base. We cannot be certain that we will be able to manage any future expansion successfully, and any inability to do so would have a material adverse effect on our future results of operations and financial condition.

AN INABILITY TO SUCCESSFULLY INTEGRATE OUR DAWSON ACQUISITION COULD ADVERSELY AFFECT OUR CURRENT OPERATIONS AND SUBJECT US TO ADDITIONAL FOREIGN REGULATION.

On October 4, 1999, we acquired all of the issued and outstanding capital stock of Dawson, Inc., a Delaware corporation, and certain assets of U.K.-based Dawson Information Services Group from its publicly held parent, Dawson Holdings Plc. Dawson is engaged in the subscription services business, Web-based electronic information delivery and library information management software and services business. Integrating any newly acquired business or technologies is expensive and time-consuming. The acquired business had over 500 employees, an extensive customer base and a broad content offering. Accordingly, we cannot assure you that we will be able to integrate Dawson's business and operations successfully into our own. In order to manage our changing business, Dawson's management and other key employees must be assimilated into our own existing structure. However, we cannot assure you that we will be successful in retaining and integrating Dawson's key employees. Our success depends largely on the ability of our officers and key employees to operate effectively, both independently and as a group, and this ability may be impeded by the diversion of management's attention from other business concerns due to the Dawson acquisition. In addition, we cannot assure you that our systems, procedures and controls will be adequate to support the expansion and integration of our operations. In connection with the Dawson acquisition, we intend to convert all of Dawson's clients to our kStore or kLibrary from their existing services. We cannot assure you that we will not lose a substantial number of Dawson clients in the transition, which could lead to a decrease in Dawson's revenues.

We may not be able to operate the acquired business profitably, if at all. Because Dawson is based in the United Kingdom with operations in France, Canada and Spain, we will become subject to the laws and regulations of various countries. We may not always be able to operate the international Dawson business if we cannot comply with changes in tax and regulatory policies. Even if we are able to comply, such compliance may be cost prohibitive, and may result in the cessation of some or all of Dawson's international operations.

Any failure to successfully integrate Dawson into our business could materially delay or prevent our ability to operate profitably.

WE MAY HAVE TROUBLE OPERATING SUCCESSFULLY INTERNATIONALLY AS WE INTEGRATE OUR FOREIGN ACQUISITIONS.

A part of our strategy is to continue to expand into foreign markets. We have only recently begun to develop localized versions of our services and have little experience marketing and operating our services internationally. It may be difficult for us to do so successfully in the future. In order to expand overseas, we have made strategic acquisitions and entered into relationships with foreign business partners. In the third and fourth quarters of 1999, we acquired certain operations of two foreign companies, Dawson Holdings Plc and International Subscription Agencies Pty. Ltd., and have become an international organization in a very short period of time. We may experience difficulty in managing international operations because of distance, as well as language and cultural differences, and there can be no assurance that we or our future foreign business associates will be able to successfully market and operate our services in foreign markets. We also believe that, in light of substantial anticipated competition, it will be necessary to implement our business strategy quickly in international markets to obtain a significant share of the market. For a description of the risks associated with potentially rapid growth, see the risk factors captioned "FUTURE ACQUISITIONS COULD HARM OUR BUSINESS" and "WE MAY HAVE DIFFICULTY IN MANAGING GROWTH." In addition, we do not currently have the content necessary to conduct operations in many foreign markets. We are unlikely to be able to penetrate such markets unless we gain such content, either through partnerships with publishers or other content-providers in such markets, or possibly through additional acquisitions.

OUR PROSPECTS DEPEND ON OUR ABILITY TO SUCCEED AGAINST INTENSE COMPETITION IN THE KNOWLEDGE RESOURCE SALES MARKET.

The market for the sale of magazines, newspapers, journals and e -journals, books and other knowledge resources to businesses is intensely and increasingly competitive. We cannot be certain that we will maintain our competitive position against current and potential competitors, especially the significant number of such competitors with greater name recognition and client bases and greater financial, marketing, service, support, technical and other resources than we have.

We have not yet had significant direct competition from other companies offering a service for purchasing and managing the acquisition of subscriptions and books with management control features comparable to those of the kStore. However, we expect that such competition will develop in the near future and it may have an adverse impact on our business. Many of our competitors may be able to respond more quickly to new or emerging technologies and changes in client requirements, and to devote greater resources to the development, promotion and sale of their service than we can. It is possible that our current or potential competitors will develop Internet-based services superior to those we have developed or adapt more quickly than we have to new technologies, evolving industry trends or changes in client requirements. Our market is still evolving and we cannot be certain that we will be able to compete successfully with current or future competitors, or that competitive pressures faced by us will not have a material adverse effect on our future results of operations and financial condition.

WE DEPEND ON REED ELSEVIER TO SUPPLY US WITH A SUBSTANTIAL NUMBER OF THE KNOWLEDGE RESOURCES WE SELL.

The primary supplier of the magazines and journals whose subscriptions we sell is Reed Elsevier, which supplied titles accounting for 23.3% and 15.8% of our sales for the year ended December 31, 1998 and 1999, respectively. We currently do not have a contract with Reed Elsevier. If Reed Elsevier stops offering us knowledge resources on favorable terms, we may not be able to offer clients competitive prices on their orders. If Reed Elsevier were to cease to provide us with knowledge resources, it would not be possible to obtain replacements for many of the titles Reed Elsevier publishes at a comparable price, if at all, from another supplier. Either of these events could have a material adverse effect on our financial condition and results of operations. Similarly, if any of the other publishers with whom we do business decided not to provide us with knowledge resources or decided to stop providing us with knowledge resources on favorable terms, it could have a material adverse effect on our financial condition and results of operations.

WE MAY NOT BE ABLE TO EXPAND OUR CATALOG OF KNOWLEDGE RESOURCES.

One of the key elements of our strategy is to continue to expand our catalog of knowledge resources. We gain content through acquisitions, entrance into strategic alliances and through contact with various publishers as we particular requests from clients. There can be no assurance that we will be able to continue to gain available content through strategic alliances or directly from publishers. In the event that we are unable to continue to increase our available content, we may:

     - be at a competitive disadvantage with respect to competitors that may compile greater libraries of available titles;

     - lose clients that rely upon us as a single-source of knowledge resources; and

     - be unable to increase the amount of revenue that is otherwise generated from particular clients.

Any of these effects could have a material adverse effect on our future results of operations and financial condition.

WE MAY NOT BE ABLE TO ESTABLISH OUR BRAND NAME.

We believe that establishing and maintaining the goodwill associated with our brand name is a critical aspect of attracting and expanding our client base, as well as of maintaining and building upon the competitive advantage of being the first company to provide businesses with an Internet-based subscription and book procurement system. We have not yet developed a strong brand name and if we fail to do so it could have a material adverse impact on our business. The importance of brand recognition will increase with competition. Promotion and enhancement of the kStore brand will depend largely on our success in continuing to provide high quality services, which cannot be assured. If users do not perceive the kStore to be comprehensive and of high quality, or if we introduce new features, or enter into new business ventures that are not favorably received by users, we will risk diluting the value of our brand name. If we are unable to provide high quality services, or otherwise fail to promote and maintain our brand name, or if we incur excessive expenses in an attempt to improve our services, or promote and maintain our brand name, our future results of operations and financial condition could be materially and adversely affected.

OUR FUTURE SUCCESS CURRENTLY DEPENDS ON THE SERVICES OF A SMALL NUMBER OF KEY PERSONNEL.

Our future operating results depend in significant part upon the continued services of a relatively small number of key technical and senior management personnel, particularly Dr. Richard R. Rowe, our Chairman, President and Chief Executive Officer. In addition our future results will depend significantly upon the following key technical, sales and managerial employees:

     - Eileen Bergquist, Vice President of Human Development and Chief People Officer;

     -    Paul Burmeister, Senior Vice President and Chief Financial Officer;

     -    Walter Crosby, Vice President and Chief Technical Officer;

     -    Ronald Grigg, Vice President, Design and Development;

     - James Krzywicki, Senior Vice President and Chief of Knowledge Resources; and

     -    Jeffrey Sands, Vice President of Business Development.

There can be no assurance that we will retain our key employees or that we will be successful in attracting, assimilating and retaining other highly qualified technical, sales and managerial personnel in the future. The loss of any of our key technical, sales and senior management personnel or the inability to attract and retain additional qualified personnel could have a material adverse effect on our future results of operations and financial condition.

WE MAY LOSE CLIENTS IF OUR SYSTEMS FAIL.

The performance of our computer and telecommunications equipment is critical to our reputation and achieving market acceptance of our services. Any system failure, including network, software or hardware failure, that causes interruption or an increase in response time of our online services could result in decreased usage of our services. If such failures occur often, it could reduce the attractiveness of our services to our users. An increase in the volume of the kStore orders could strain the capacity of the hardware employed by us, which could lead to slower response time or system failures. Our operations are also dependent in part upon our ability to protect our operating systems against physical damage from acts of God, power loss, telecommunications failures, physical break-ins and similar events. The occurrence of any of these events could result in interruptions, delays or cessations in service to users of our services, which could have a material adverse effect on our future financial results. Our property and business interruption insurance may not be adequate to compensate us for all losses that may occur.

All of our computer and telecommunications equipment is located at our network facility in London, Ontario. We currently have no backup systems at other sites. Accordingly, there is a significant risk to our operations from a natural disaster or system failure at our London facility. We currently anticipate that we will be establishing redundant systems in our Westwood, Massachusetts headquarters, or elsewhere. We cannot assure you, however, that any such back-up systems will be online in the near future, or at all.

WE MAY NOT BE ABLE TO PROVIDE SERVICES IF THE SYSTEMS THAT WE RELY UPON ARE NOT YEAR 2000 COMPLIANT.

We are continuing to monitor business systems owned or operated by us or by third parties, the failure of which would directly and adversely affect our ability to provide our services or otherwise affect revenues, safety or reliability for such a period of time as to lead to unrecoverable consequences, to ensure that these systems will not fail or make miscalculations as a result of the Year 2000 date change. Although we have not experienced significant disruptions as a result of the Year 2000 date change and we believe that most of our in-house and licensed information technology, including our production systems and accounting software, ultimately was not affected by the Year 2000 date change, we cannot be certain that the production systems of many of our strategic business partners or the publishers from whom we purchase the newspapers, magazines, journals, e-journals and books that we sell to clients have not been adversely affected by the Year 2000 date change.

OUR REVENUES ARE SEASONAL IN NATURE.

We have historically experienced seasonal fluctuations in revenues because substantially all of our revenues have been generated in the fourth quarter of each year when most subscriptions are purchased or renewed by our clients. With the acquisition of Dawson, our seasonal fluctuations in revenues are expected to change from what they have been historically. In the future, due to Dawson's established practice of paying publishers 30 to 60 days prior to receipt of customers' funds, we anticipate that we will make substantial additional expenditures in the fourth quarter, while we will receive the majority of our cash receipts relating to these purchases late in the first quarter of the following year. As a result of the seasonal nature of our cash flows, we will have to rely on bank financing and lines of credit to cover current operating expenses. Given these seasonal cash flow imbalances, if there was to be an unexpected demand for liquid capital, or if financing was not available on commercially reasonable terms, or at all, it would have a material adverse effect on our future results of operations and financial condition.

OUR SUCCESS DEPENDS ON OUR ABILITY TO CONTINUOUSLY ENHANCE OUR PRODUCT
OFFERINGS.

Our future success will depend on our ability to enhance our current products and to continue to develop and introduce new products and services that keep pace with competitive product introductions and technological developments, satisfy diverse and evolving client requirements and otherwise achieve market acceptance. In particular, we believe that our future success will be dependent, in large part, upon market acceptance of the most recent version of the kStore. We cannot be certain that we will be successful in developing and marketing on a timely and cost-effective basis future services or service enhancements, or offer new services that respond to technological advances. Any failure by us to anticipate or respond adequately to changes in technology and client preferences, or any significant delays in other development efforts, could have a material adverse effect on our future results of operations and financial condition.

RISKS TYPICAL OF E-COMMERCE COMPANIES

THE POSSIBLE SLOW ADOPTION OF INTERNET AND INTRANET SOLUTIONS BY BUSINESSES MAY HARM OUR PROSPECTS.

In order for us to be successful, intranets must continue to be adopted by businesses as the means of making information and electronic services available to employees. In addition, the Internet must continue to be adopted as an important means of buying and selling products and services. Because intranet and Internet usage is continuing to evolve, it is difficult to estimate with any assurance the size of this market and its growth rate, if any. To date, many businesses have been deterred from using intranets and the Internet for a number of reasons, including:

     -    security concerns;

     -    limited access to the corporate intranet;

     -    lack of availability of cost-effective, high-speed service;

     -    inconsistent quality of service;

     -    potentially inadequate development of network infrastructure;

     -    the inability to integrate business applications on these networks;
          and

     - the need to operate with multiple and frequently incompatible products.

BUSINESSES MAY NOT BROADLY ACCEPT ELECTRONIC PROCUREMENT OF KNOWLEDGE RESOURCES, WHICH COULD LIMIT POSSIBLE GROWTH IN OUR REVENUES.

Even if the Internet and intranets are widely adopted, the adoption of these networks for book and subscription procurement, particularly by companies that have relied on traditional means of procurement, will require broad acceptance of the new approach. In addition, companies that have already invested substantial resources in traditional methods of procurement may be reluctant to adopt a new strategy.

THE INTERNET MAY NOT BE ABLE TO ACCOMMODATE GROWTH IN E-COMMERCE FOR COMPANIES SUCH AS ROWECOM.

We depend upon the Internet to conduct our business and any problems in the functioning of the Internet could adversely affect our business. To the extent that the Internet continues to experience significant growth in the number of users, their frequency of use or their speed and quality-of-service requirements, it is possible that the infrastructure for the Internet will not be able to support the demands placed upon it. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Changes in, or insufficient availability of, telecommunications services to support the Internet also could result in slower response times and adversely affect usage of the Internet generally and our services in particular. If the infrastructure for the Internet does not effectively support growth that may occur, our future financial results will be materially adversely affected. Even if the required Internet infrastructure, standards and protocols are developed, we may be required to incur substantial expenditures in order to adapt our services to changing or emerging technologies, which could have a material adverse effect on our future results of operations and financial condition.

POTENTIAL IMPOSITION OF GOVERNMENT REGULATION ON E-COMMERCE AND LEGAL UNCERTAINTIES COULD LIMIT OUR GROWTH.

Few laws or regulations currently are directly applicable to access to, or commerce on, the Internet and we are not subject to direct government regulation, other than regulations applicable to businesses generally. The adoption of new laws or the adaptation of existing laws to the Internet may decrease the growth in the use of the Internet, which could in turn decrease the demand for our services, increase the cost of our doing business or otherwise have a material adverse effect on our future results of operations and financial condition. A number of legislative and regulatory proposals relating to Internet commerce are under consideration by federal, state, local and foreign governments and, as a result, a number of laws or regulations may be adopted with respect to Internet user privacy, taxation, pricing, quality of products and services and intellectual property ownership. There is also uncertainty as to how existing laws will be applied to the Internet in areas such as property ownership, copyright, trademark, trade secret, obscenity and defamation.

THE IMPOSITION OF SALES TAX AND OTHER TAX OBLIGATIONS ON E-COMMERCE COULD AFFECT OUR FINANCIAL PERFORMANCE AND LIMIT OUR GROWTH.

We do not currently collect sales or other similar taxes with respect to our marketing of products and services, although we are currently reviewing the necessity of collecting sales taxes on certain of the products and services sold through our kStore. If one or more states or any foreign country were to require that we collect sales or other taxes on the sale of books and subscriptions through our system, it could have a material adverse effect on our future financial results. In addition, any requirement that we remit sales taxes for prior periods could have a material adverse effect on our financial condition and results of operations.

A number of proposals have been made at the federal, state and local levels that would impose taxes on the sale of goods and services through the Internet in circumstances where no tax or tax collection responsibility is presently thought to be imposed. Such proposals, if adopted, could substantially impair the growth of e-commerce and could adversely affect our future results of operation and financial condition.

There is currently in effect in the United States a three-year moratorium expiring on October 26, 2001 on new state and local taxes on Internet access and "multiple or discriminatory" taxes on e-commerce. Sales or use taxes imposed on those buying or selling products or services over the Internet are not generally affected by this moratorium. The full effect of this moratorium on our business is not clear. To the extent that the moratorium provides a material benefit, its expiration on October 20, 2001 could have a material adverse effect on our financial condition and results of operations.

POSSIBLE E-COMMERCE SECURITY BREACHES COULD HARM OUR BUSINESS.

We rely on encryption and authentication technology to effect secure transmission of confidential information, such as payment instruction sets. It is possible that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will result in a compromise or breach of the codes used by us to protect client transaction data. If any such compromise of our security were to occur, it could have a material adverse effect on our reputation and future results of operations and financial condition, and expose us to a risk of loss or litigation and possible liability. It is possible that our security measures will not prevent security breaches.

POSSIBLE INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS COULD HARM OUR BUSINESS.

Legal standards relating to the protection of intellectual property rights in Internet-related industries are uncertain and still evolving. As a result, the future viability or value of our intellectual property rights, as well as those of other companies in the Internet industry, is unknown. We cannot be certain that the steps we have taken to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate our proprietary rights. Any such infringement or misappropriation could have a material adverse effect on our future financial results. In addition, we cannot be certain that our business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us.

RISKS RELATING TO THE NOTES AND WARRANTS

RISKS RELATED TO THE CONVERSION OF THE NOTES AND THE EXERCISE OF THE RELATED WARRANTS COULD RESULT IN A SUBSTANTIAL NUMBER OF ADDITIONAL SHARES BEING ISSUED IF THE MARKET PRICE OF OUR COMMON STOCK DECLINES.

The notes convert into common stock at a floating rate based on the outstanding principal plus interest owing on such note and the dollar volume-weighted average price of our common stock. As a result, the lower the price of our common stock at the time a noteholder converts, the greater the number of shares of common stock the holder will receive. For additional information regarding the number of additional shares that may be issued at various assumed conversion prices, see the table on page 18 under "Description of Securities." To the extent the notes are converted, a significant number of additional shares of common stock may be sold into the market, which could decrease the price of our common stock due to the additional supply of shares relative to demand in the market. In that case, we could be required to issue an increasingly greater number of shares of our common stock upon future conversions of the notes, sales of which could further depress the price of our common stock. If the sale of a large amount of shares of our common stock upon conversion of the notes results in a decline in the price of our common stock, this event could encourage short sales of our common stock. Short sales could place further downward pressure on the price of our common stock. The conversion of the notes may result in substantial dilution to the interests of other holders of our common stock. Even though no selling securityholder may convert its securities into more than 4.99% of our then outstanding common stock (excluding for purposes of such determination shares of common stock issuable upon conversion of notes which have not been converted and upon exercise of warrants which have not been exercised), this restriction does not prevent a selling securityholder from selling a substantial number of shares in the market. By periodically selling shares into the market, an individual selling securityholder could eventually sell more than 4.99% of our outstanding common stock while never holding more than 4.99% at any specific time.

WE MAY ISSUE ADDITIONAL SHARES WHICH WOULD REDUCE YOUR OWNERSHIP PERCENTAGE AND DILUTE THE VALUE OF YOUR SHARES

Certain events over which you have no control could result in the issuance of additional shares of our common stock, which would dilute your ownership percentage in RoweCom. We may issue additional shares of common stock or preferred stock to raise additional capital or finance acquisitions or upon the exercise or conversion of outstanding options and warrants. As of February 29, 2000, there were outstanding warrants and options to acquire up to approximately 1,093,046 additional shares of common stock at prices ranging from $0.72 to $50.13 per share. If exercised, these securities will reduce your percentage ownership of common stock and could dilute the value of your shares. In addition, as disclosed in the preceding risk factor, the number of shares that may be issued upon conversion of the notes could increase substantially if the market price of our common stock decreases during the period the notes are outstanding.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. You should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial position or state other "forward-looking" information. The important factors listed above in the section captioned "Risk Factors," as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in these forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have an adverse effect on our business, results of operations and financial position.

Any forward-looking statements in this prospectus are not guarantees of future performances, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, possibly materially. We disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section.

                                 USE OF PROCEEDS

The selling securityholders will receive all of the net proceeds from the sale of shares of common stock by any of the selling securityholders sold pursuant to this prospectus.

We will receive up to $6,160,000 if all of the warrants are exercised. We intend to use any proceeds received from the exercise of the warrants for general working capital purposes.

We estimate that our expenses in connection with the filing of this registration statement will be approximately
$79,578.55.

                             SELLING SECURITYHOLDERS

The shares of common stock being offered by the selling securityholders are issuable (1) upon conversion of the notes and (2) upon exercise of the warrants. For additional information about the convertible notes and warrants, see "Description of Securities - Convertible Notes - Warrants to Purchase Common Stock" We are registering the shares in order to permit the selling securityholders to offer these shares for resale from time to time. Except for the ownership of the notes and warrants, none of the selling securityholders has had any material relationship with us within the past three years.

The table below lists the selling securityholders and other information regarding the beneficial ownership of the common stock by each of the selling securityholders. The second column lists, for each selling securityholder, the number of shares of common stock, based on its ownership of the convertible notes and warrants, which would have been issuable to the selling securityholder on March 15, 2000 upon conversion of all of the notes and exercise of all of the warrants held by such selling securityholder on that date, without regard to any limitation on conversions or exercise. Our calculation of the number of shares of common stock into which such selling securityholder may convert the convertible notes in the second column assumes that the outstanding principal balance plus interest on each note is $10,254,795.20 and assumes a conversion price for the convertible notes of $16.8196, which represents 93% of the weighted average price of the common stock on the conversion date, subject to certain limitations. Because the conversion of the notes is based on a formula that depends on the market price of our common stock, the numbers listed in the second column may fluctuate from time to time and the number of shares that will be actually issued may be more or less than the 2,662,772 shares being offered by this prospectus. The warrants are exercisable at a price of $27.50, subject to adjustment as provided in the warrant agreement, which may be exercised at the holder's election on a net or "cashless" basis. The third column lists, for each selling securityholder, each selling securityholder's pro rata portion, based on its ownership of the convertible notes and warrants, of the 2,662,772 shares of common stock being offered by this prospectus.

We determined the number of shares of common stock to be offered for resale by this prospectus by agreement with the selling securityholders and in order to adequately cover a reasonable increase in the number of shares required. For purposes of estimating the number of shares of common stock to be included, we included (i) 2,438,772 shares, representing 200% of the number of shares of common stock issuable upon conversion of the notes without regard to any limitation on conversion, determined as if the notes were converted in full at the conversion price of $16.8196 as of March 15, 2000; plus (ii) 224,000 shares, representing 100% of the number of shares of common stock issuable upon exercise of the warrants, without regard to any limitations on exercise or the possibility of "cashless" exercise as of March 15, 2000. The fourth and fifth columns assume the sale of all of the shares offered by each selling securityholder.

Under the terms of the convertible notes and the warrants, no selling securityholder can convert the convertible notes or exercise the warrants, respectively, to the extent such conversion or exercise would cause such selling securityholder's beneficial ownership of our common stock, excluding for purposes of such determination shares of common stock issuable upon conversion of the convertible notes which have not been converted and upon exercise of warrants which have not been exercised, to exceed 4.99% of the outstanding shares of our common stock. The amounts in the second column do not reflect this limitation. The selling securityholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."


                                Common Shares       Common Shares
     Name of Selling         Beneficially Owned     Offered By This              Common Shares
     Securityholder           Prior to Offering       Prospectus              Owned After Offering    Percentage of Class
     --------------           -----------------       ----------              --------------------    -------------------
 HFTP Investment L.L.C.           714,319              1,316,638                    0                    0

 Leonardo, L.P.                   714,319              1,316,638                    0                    0
---------------
(1)  To be completed by amendment.


                              PLAN OF DISTRIBUTION

The selling securityholders, subject to applicable law, their pledges, donees, distributees, transferees or successors in interest are offering shares of our common stock, which are issuable to them upon conversion of the notes, and upon exercise of warrants that they acquired from us in a private placement transaction. This prospectus covers the selling securityholders' resale of up to 2,662,772 shares of our common stock that we may issue to them upon conversion of the notes, and upon exercise of the related warrants, as well as any additional shares that may become issuable upon conversion of the notes or exercise of the warrants because of stock splits, stock dividends and other specified transactions.

In connection with our issuance to the selling securityholders of the notes and the related warrants, we have agreed to file a registration statement on Form S-3 of which this prospectus is a part. This registration statement covers the resale of the common stock referred to above from time to time on the Nasdaq National Market or in privately-negotiated transactions. We have also agreed to prepare and file any amendments and supplements to this registration statement as may be necessary to keep it effective until this prospectus is no longer required for the selling securityholders to sell their shares of common stock, and to indemnify and hold the selling securityholders harmless against various liabilities under the Securities Act that could arise in connection with the selling securityholders' sale of their shares. We have agreed to pay all reasonable fees and expenses incident to the filing of the registration statement, but the selling securityholders will pay any brokerage commissions, discounts or other expenses relating to the sale of their common stock. The selling securityholders may sell the shares of common stock described in this prospectus directly or through underwriters, broker-dealers or agents. The selling securityholders may also transfer, devise or give their shares by other means not described in this prospectus. As a result, pledges, donees, transferees or other successors in interest that receive shares as a gift, partnership distribution or other non-sale related transfer may offer shares of common stock under this prospectus. In addition, if any shares covered by this prospectus qualify for sale pursuant to Rule 144 under the Securities Act, the selling securityholders may sell those shares under Rule 144 rather than pursuant to this prospectus.

The selling securityholders may sell shares of common stock from time to time in one or more transactions:

     -    at fixed prices that may be changed;

     -    at market prices prevailing at the time of sale; or

     - at prices related to such prevailing market prices or at negotiated prices.

     The selling securityholders may offer their shares of common stock in one or more of the following transactions:

     - on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the Nasdaq National Market;

     -    in the over-the-counter market;

     -    in privately-negotiated transactions;

     -    through options;

     -    by pledge to secure debts and other obligations;

     -    by a combination of the above methods of sale; or

     -    to cover short sales made pursuant to this prospectus.

In effecting sales, broker or dealers engaged by the selling securityholders or affiliated with them may arrange for other brokers or dealers to participate in the resales. The selling securityholders may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the shares. The selling securityholders also may sell shares short and deliver the shares to close out such short positions. The selling securityholders also may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares, which the broker-dealer may resell pursuant to this prospectus. The selling securityholders also may pledge the shares to a broker or dealer, and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

The Securities and Exchange Commission may deem the selling securityholders and any underwriters, broker-dealers or agents that participate in the distribution of the shares of common stock to be "underwriters" within the meaning of the Securities Act. The Securities and Exchange Commission may deem any profits on the resale of the shares of common stock and any compensation received by any underwriter, broker-dealer or agent to be underwriting discounts and commissions under the Securities Act. Each selling securityholder who holds a note has advised us that it holds the note and related warrants in the ordinary course of its business, and at the time the selling securityholder purchased the note and related warrants, it was not a party to any agreement or other understanding to distribute the securities, directly or indirectly.

Under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market-making activities with respect to the common stock for five business days prior to the start of the distribution. In addition, each selling securityholder and any other person participating in a distribution will be subject to the Exchange Act, which may limit the timing of purchases and sales of common stock by the selling securityholder or any other person.

                          DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL STOCK

Our authorized capital stock of consists of 34,000,000 shares of common stock, $0.01 par value per share, and 23,000,000 shares of preferred stock, $0.01 par value per share.

COMMON STOCK

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, and are not able to multiply the number of shares they own by the number of directors up for election for purpose of electing directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive dividends in proportion to the number of shares they hold, if they are declared by our board of directors out of funds that are legally available for that purpose, provided that dividends declared on outstanding preferred stock shall have priority. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive our net assets available after the payment of all debts and other liabilities, provided that holders of the outstanding preferred stock shall have priority. Holders of the common stock have no preferential right to participate in any future debt or equity offerings, right to have their shares redeemed or right to convert their shares into any other type of security. The outstanding shares of common stock are fully paid and non-assessable. In the event we issue shares of preferred stock in the future, the rights of the holders of our common stock may be adversely affected by that issuance. This is because it is probable that any preferred stock issued will have certain rights and preferences that entitle the holders of such shares to have priority over the holders of the common stock with respect to certain matters. These matters include the right to receive dividends and the right to receive our assets in the event of a bankruptcy or similar type event. There will be no shares of preferred stock outstanding immediately after the closing of this offering.

CONVERTIBLE NOTES

Pursuant to the terms of the Securities Purchase Agreement, dated as of October 13, 1999, by and among RoweCom, Leonardo, L.P. and HFTP Investment L.L.C., we issued convertible notes in the aggregate principal amount of $20.0 million, which bear interest at the stated rate of 6% per year payable at maturity or upon conversion or redemption of the principal. The maturity date is 640 days after October 13, 1999. The notes are convertible into shares of our common stock at the holder's election, provided that the holders are not entitled to voluntarily cause the conversion on or prior to January 11, 2001 unless conditions exist permitting an acceleration of the conversion rights, but will otherwise automatically convert or be redeemed at our option upon maturity pursuant to the terms of the notes. The number of shares of our common stock into which the notes would be convertible is based upon the outstanding principal plus interest owing on each note and the dollar volume-weighted average price of the common stock on the date of conversion. In addition to a conversion feature, the notes also provide by their terms for a redemption of the outstanding notes for cash at the option of either us or the holder depending on conditions that may exist. Certain events constitute an event of default under the note, including without limitation the failure to pay the principal or interest when due, bankruptcy or other material breach of any provisions of the note. In the event of a default under the agreement, the notes also provide for immediate repayment of all outstanding amounts, including interest, due on the note.

The Securities Purchase Agreement provides that we may elect to require Leonardo, L.P. and HFTP Investment L.L.C. or its qualified assignees, to purchase additional convertible notes in the aggregate principal amount of $15.0 million. This option is not presently exercisable. Any additional issuance of convertible notes would be on the terms discussed above.

WARRANTS TO PURCHASE COMMON STOCK

Under the terms of the Securities Purchase Agreement described above, we also issued to Leonardo, L.P. and

HFTP Investment L.L.C. warrants to purchase an aggregate of 224,000, 112,000 each, shares of our common stock at an exercise price of approximately $27.50 per share, subject to adjustment as provided in the warrant agreement, which may be exercised at the holder's election on a net or "cashless" basis. The warrants may be exercise at any time or from time to time on or prior to October 13, 2003.

The Securities Purchase Agreement also provides that upon specified conditions, including but not limited to our election to require the note holders to purchase additional convertible notes as described above, we may elect to cause the holders of the warrants to purchase additional warrants exercisable for a number of shares of common stock calculated based upon the trading price of our common stock. Such warrants would be at an exercise price equal to 110% of the arithmetic average of the closing sale price of our common stock for the 10 consecutive trading days immediately preceding the closing date for the purchase of the additional warrants. Any additional issuance of warrants would be on the terms discussed above.

In connection with the sale of the convertible notes and warrants described above pursuant to the Securities Purchase Agreement, the parties also signed a Registration Rights Agreement that provides the holders of the convertible notes and warrants with certain rights to the registration of the shares of common stock issuable upon conversion of the notes and exercise of the warrants.

PREFERRED STOCK

Under our certificate of incorporation, our board of directors is authorized, subject to certain limitations prescribed by law, without further stockholder approval, from time to time to issue up to an aggregate of 23,000,000 shares of preferred stock. The preferred stock may be issued in one or more series. Each series may have different rights, preferences and designations and qualifications, limitations and restrictions that may be established by our board of directors without approval from the shareholders. These rights, designations and preferences include:

     -    number of shares to be issued;

     -    dividend rights;

     -    dividend rates;

     - right to convert the preferred shares into a different type of security;

     -    voting rights attributable to the preferred shares;

     - right to set aside a certain amount of assets for payments relating to the preferred shares; and

     - prices to be paid upon redemption of the preferred shares or a bankruptcy type event.

If our board of directors decides to issue any preferred stock, it could have the effect of delaying or preventing another party from taking control of us. This is because the terms of the preferred stock could be designed to make it prohibitively expensive for any unwanted third party to make a bid for our shares. We have has no present plans to issue any shares of preferred stock.

DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a certain period of time. That period is three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes certain mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or owned within three years prior, 15% or more of the corporation's voting stock.

Our certificate of incorporation and by-laws provide for the division of the board of directors into three classes, as nearly equal in size as possible, with each class beginning its three year term in a different year. See "Management Executive Officers and Directors." Any director may be removed only for cause by the vote of a majority of the shares that are permitted to vote for the election of directors.

Our by-laws provide that for nominations to our board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the matter in writing to our Secretary. To be timely, a notice of nominations or other business to be brought before an annual meeting must be delivered either:

- between 120 and 150 days before the date that is the one year anniversary of the date of the preceding year's proxy statement relating to the annual meeting; or

- if the date of the current year's annual meeting is more than 30 days before or 60 days after the anniversary date described above or no proxy statement was delivered in the preceding year, then notice must be given no earlier than 90 days before the meeting and no later than (1) 60 days before the meeting or (2) 10 days after the date on which a public announcement that relates the date of the annual meeting is made, whichever is later.

With respect to special meetings, notice must generally be delivered not more than 90 days prior to such meeting and not later than the later of 60 days prior to such meeting or 10 days following the day on which public announcement of such meeting is first made by RoweCom. The notice must contain, among other things, certain information about the stockholder delivering the notice and, as applicable, background information about each nominee or a description of the proposed business to be brought before the meeting.

Our certificate of incorporation empowers its board of directors, when considering a tender offer or merger or acquisition proposal, to take into account factors in addition to potential economic benefits to stockholders.

These factors may include:

     - comparison of the proposed consideration to be received by stockholders in relation to the then current market price of our capital stock, our estimated current value in a freely negotiated transaction and our estimated future value as an independent entity; and

     - the impact of a transaction on the employees, suppliers and our clients and its effect on the communities in which we operate.

The provisions described above could make it more difficult for a third party to acquire control of RoweCom and, furthermore, could discourage a third party from making any attempt to acquire control of us.

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be taken only at duly called annual or special meeting of the stockholders, and that special meetings may be called only by the chairman of our board of directors, a majority of our board of directors or our president, except that holders of a majority of the common stock entitled to vote on the election of directors may call a special meeting for the purpose of filling a vacancy on the board of directors, and holders of at least two-thirds of the common stock entitled to vote generally may call a special meeting for any other purpose. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making an offer to our stockholders for the common stock. This is because the person or entity making the offer, even if it acquired a majority of our outstanding voting securities, would be unable to call a special meeting of the stockholders and would further be unable to obtain unanimous written consent of the stockholders. As a result, any meeting as to matters they endorse, including the election of new directors or the approval of a merger, would have to wait for the next duly called stockholders meeting.

The Delaware General Corporation Law provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless the corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the affirmative vote of the holders of at least 67% of our outstanding voting stock to amend or repeal any of the provisions of RoweCom's certificate of incorporation described above, or to reduce the number of authorized shares of common stock and preferred stock. The 67% vote is also required to amend or repeal any of our by-law provisions described above. Our by-laws may also be amended or repealed by vote of our board of directors. The 67% stockholder vote would be in addition to any separate vote that each class of preferred stock is entitled to that might in the future be required in accordance with the terms of any preferred stock that might be outstanding at the time any amendments are submitted to stockholders.

REGISTRATION RIGHTS

We are party to the Registration Rights Agreement, dated as of October 13, 1999, by and among RoweCom, HFTP Investment L.L.C. and Leonardo, L.P., under which we have granted HFTP Investment L.L.C. and Leonardo, L.P. rights to have an aggregate of up to 224,000 shares of our common stock issuable upon the exercise of warrants held by such persons, and an undetermined number of shares of our common stock issuable upon the exercise of convertible notes held by such person, registered under the Securities Act. According to the terms of the agreement we are required to file a short-form registration statement on Form S-3 no later than March 16, 2000, to be effective as soon as practicable but in any event no later than June 20, 2000. The warrant and note holders have also been granted so-called "piggyback rights" to participate in any registration, other than a registration on Form S-8 or S-4, by the company of its stock during a specified period which ends on the earlier of all registrable shares becoming eligible for resale under Rule 144 or having been sold by the warrant holders.

NASDAQ MARKET

Our common stock is, and the shares being offered by this prospectus will be, traded on the Nasdaq National Market.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.

                                     EXPERTS

The consolidated financial statements of RoweCom as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999 that are incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Dawson's subscription business as of September 30, 1998 and October 2, 1999 and for each of the three years in the period ended September 30, 1997 and 1998 and October 2, 1999 that are incorporated by reference in this prospectus have been incorporated by reference in reliance on the report of Deloitte & Touche, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

The validity of the shares of our common stock has been passed upon for us by Bingham Dana LLP, Boston, Massachusetts, our counsel. Five attorneys at Bingham Dana LLP own, in the aggregate, 1,650 shares of our common stock.

                       DOCUMENTS INCORPORATED BY REFERENCE

This document includes information relating to us that has not been delivered or presented to you, but is "incorporated by reference," which means that the information is disclosed to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered a part of this prospectus, except for any information superseded by information provided in this prospectus. This prospectus incorporates by reference the documents listed below, which contain important information about RoweCom and its financial condition and results of operations.


ROWECOM SEC FILINGS (FILE NO. 000-25163)                                       PERIOD
Annual Report on Form 10-K...........................   Year ended December 31, 1999
Description of Capital Stock
as described in Registration
Statement on Form 8-A................................   Filed on December 11, 1998


We are also incorporating by reference any additional documents that we file with the Securities and Exchange Commission as required by the Exchange Act between the date of this prospectus and the date of the special meetings of stockholders. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Our stockholders should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.


                                                                                     TO BE PAID
                                                                                       BY THE
                                                                                     REGISTRANT
                                                                                     ----------
       SEC registration fee.....................................................      $14,578.55
       Accounting fees and expenses.............................................      $ 5,000.00
       Legal fees and expenses..................................................      $50,000.00
       Miscellaneous expenses...................................................      $10,000.00
        Total...................................................................      $79,578.55


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant has included such a provision in its Certificate of Incorporation.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The Registrant's Third Amended and Restated Certificate of Incorporation and the Registrant's Amended and Restated By-Laws, copies of the forms of which are filed as Exhibits 3.1 and 3.2 hereto, provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

The above discussion of the Registrant's Third Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Third Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws, and statute.

For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17.

ITEM 16. EXHIBITS

     (a) EXHIBITS:

EXHIBIT NO.                       DESCRIPTION

    2.1 Securities Purchase Agreement, dated as of October 13, 1999, by and among RoweCom and the "Buyers" indicated therein (note: exhibits and schedules omitted) (Incorporated by reference to Exhibit 99.1 to RoweCom's Current Report on Form 8-K (file No. 333-000-25163) filed October 14, 1999).

    3.1 Third Amended and Restated Certificate of Incorporation (Incorporated by reference to RoweCom's Registration Statement on Form S-1 (file No. 333-68761) filed March 8, 1999).

    3.2 Amended and Restated By-laws (Incorporated by reference to RoweCom's Registration Statement on Form S-1 (file No. 333-68761) filed March 8,
          1999).

    4.1 Form of Note issued pursuant to the Securities Purchase Agreement (Incorporated by reference to Exhibit 99.2 to RoweCom's Current Report on Form 8-K (file No. 333-000-25163) filed October 14, 1999).

    4.2 Form of Warrant issued pursuant to the Securities Purchase Agreement (Incorporated by reference to Exhibit 99.3 to RoweCom's Current Report on Form 8-K (file No. 333-000-25163) filed October 14, 1999).

    4.3 Registration Rights Agreement, dated as of October 13, 1999, by and among RoweCom and the "Buyers" indicated therein (Incorporated by reference to Exhibit 99.4 to RoweCom's Current Report on Form 8-K (file No. 333-000-25163) filed October 14, 1999).

    5.1* Opinion of Bingham Dana LLP as to the legality of the shares being issued (including consent).

    23.1 Consent of PricewaterhouseCoopers LLP relating to the audited financial statements of the Registrant.

    23.2 Consent of Deloitte & Touche LLP relating to the audited financial statements of Dawson's subscription business.

    23.3* Consent of Bingham Dana LLP (included in Exhibit No. 5.1).

    24.1 Power of Attorney (set forth on the signature page of this Registration Statement).
-------------
*  To be filed by amendment.

ITEM 17. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be anew registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes that: (i) for the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or(4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Massachusetts, on March 16, 2000.

                                  ROWECOM INC.

                                  By: /s/ Richard Rowe
                                      -----------------------------------------
                                  Richard Rowe, Ph. D.
                                  Chairman of the Board of Directors, President and Chief Executive Officer

                                  POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Dr. Richard
R. Rowe and Paul Burmeister, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


         SIGNATURE                                            TITLE                              DATE
         ---------                                            -----                              ----
/s/ Richard R. Rowe                             Chairman of the Board of Directors,          March 16, 2000
------------------------------                  President, Chief Executive Officer
Richard R. Rowe, Ph. D.                         and Director (Principal Executive
                                                Officer)
/s/ Paul Burmeister                             Senior Vice President and Chief              March 16, 2000
------------------------------                  Financial Officer (Principal
Paul Burmeister                                 Financial and Accounting Officer)

/s/ Stanley Fung
------------------------------                  Director                                     March 16, 2000
Stanley Fung

/s/ John Kennedy
-------------------------------                 Director                                     March 16, 2000
John Kennedy

/s/ Thomas Lemberg
-------------------------------                 Director                                     March 16, 2000
Thomas Lemberg

-------------------------------                 Director                                     March __, 2000
Jerome S. Rubin

/s/ Philippe Villers
-------------------------------                 Director                                     March 16, 2000
Philippe Villers

-------------------------------                 Director                                     March __, 2000
Donald A.B. Lindberg, M.D.


                                  EXHIBIT INDEX

EXHIBIT NO.                                                  DESCRIPTION
-----------                                                  -----------

    2.1 Securities Purchase Agreement, dated as of October 13, 1999, by and among RoweCom and the "Buyers" indicated therein (note: exhibits and schedules omitted) (Incorporated by reference to Exhibit 99.1 to RoweCom's Current Report on Form 8-K (file No. 333-000-25163) filed October 14, 1999).

    3.1 Third Amended and Restated Certificate of Incorporation (Incorporated by reference to RoweCom's Registration Statement on Form S-1 (file No. 333-68761) filed March 8, 1999).

    3.2 Amended and Restated By-laws (Incorporated by reference to RoweCom's Registration Statement on Form S-1 (file No. 333-68761) filed March 8,
          1999).

    4.1 Form of Note issued pursuant to the Securities Purchase Agreement (Incorporated by reference to Exhibit 99.2 to RoweCom's Current Report on Form 8-K (file No. 333-000-25163) filed October 14, 1999).

    4.2 Form of Warrant issued pursuant to the Securities Purchase Agreement (Incorporated by reference to Exhibit 99.3 to RoweCom's Current Report on Form 8-K (file No. 333-000-25163) filed October 14, 1999).

    4.3 Registration Rights Agreement, dated as of October 13, 1999, by and among RoweCom and the "Buyers" indicated therein (Incorporated by reference to Exhibit 99.4 to RoweCom's Current Report on Form 8-K (file No. 333-000-25163) filed October 14, 1999).

    5.1* Opinion of Bingham Dana LLP as to the legality of the shares being issued (including consent).

    23.1 Consent of PricewaterhouseCoopers LLP relating to the audited financial statements of the Registrant.

    23.2 Consent of Deloitte & Touche LLP relating to the audited financial statements of Dawson's subscription business.

    23.3* Consent of Bingham Dana LLP (included in Exhibit No. 5.1).

    24.1 Power of Attorney (set forth on the signature page of this Registration Statement).